EXHIBIT 99.1

PRESS RELEASE
For Immediate Release
Las Vegas Sands Board of Directors Appoints Patrick Dumont as Chairman and Chief Executive Officer
Mr. Dumont has served as the company’s president and chief operating officer since 2021

LAS VEGAS, February 13, 2026 – Las Vegas Sands (NYSE: LVS) announced today that Patrick Dumont will become the company’s chairman and chief executive officer effective March 1, 2026. Mr. Dumont will succeed Robert G. Goldstein, who becomes a senior advisor to the company through March 2028.

Sands’ board of directors had previously indicated Mr. Dumont would be the likely successor to Mr. Goldstein. Mr. Dumont was also appointed chairman of Sands China Ltd., the company’s Hong Kong-listed subsidiary.

“It is a true honor for me to serve as chairman and CEO of this iconic company founded by one of the industry’s greatest visionaries,” Mr. Dumont said. “Under the leadership of Sheldon Adelson and Rob Goldstein, Sands has reached tremendous heights, and I welcome the opportunity to build on that legacy in the years ahead. I am excited about our company’s future and look forward to getting started in this new role.”

Mr. Dumont was appointed president and chief operating officer of Sands in January 2021 and has been a member of the board of directors since 2017. He joined the company in 2010 and has focused on creating long-term growth for the business and its stakeholders in roles with responsibility for operations, properties and capital allocation strategy. Mr. Dumont has more than 25 years of experience in management, development, operations and corporate finance.

PRESS RELEASE
For Immediate Release
Under his leadership, Sands has undertaken transformative investment programs in Macao and Singapore to elevate its product offerings, enhance customer experience and increase long-term earnings potential. He is responsible for the company’s new development in Singapore, an $8 billion ultra-luxury project that broke ground in July 2025.

“We are fortunate to have the best assets in the best markets in our industry,” Mr. Dumont added. “Our core leadership team has been together for many years, and we are highly focused on maximizing ongoing investments in our properties, people and local communities. Through our more than 41,000 deeply dedicated Team Members and our priority on delivering unparalleled experiences for discerning leisure and business guests, we remain focused on creating positive economic impact for our host regions and strong returns for our shareholders.”

Mr. Dumont received an MBA from Columbia Business School and a Bachelor of Science in mechanical engineering from Johns Hopkins University. Mr. Dumont resides in Las Vegas, Nevada, with his wife and children.

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About Sands (NYSE: LVS)

Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza® Macao and Four Seasons® Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

PRESS RELEASE
For Immediate Release
Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions of our expectations, beliefs, corporate plans, future prospects, and other statements that are not historical in nature. In addition, in certain portions included in this release, the words “opportunity,” “build,” “will,” “develop,” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our ability to invest in future growth opportunities and new development, attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns, and other risks and uncertainties detailed in annual reports on Form 10-K and quarterly reports on Form 10-Q filed by the company with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. We assume no obligation to update any forward-looking statements and information.

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